Exhibit 2.3

EXECUTION VERSION

SHAREHOLDERS’ AGREEMENT

FOR

HEADHUNTER GROUP PLC

Dated as of May 13, 2019

i

SHAREHOLDERS’ AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this “Agreement”), dated as of this 13th day of May 2019, is made by and among Highworld Investments Limited, a limited liability company incorporated under the laws of the British Virgin Islands (“Highworld”) and ELQ Investors VIII Limited, a limited liability company organized under the laws of England and Wales (“ELQ VIII”); (collectively the “Shareholders” and each individually, the “Shareholder”). All signatories to this Agreement are collectively referred to as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, the Company (as defined below) is a public limited company incorporated under the laws of the Republic of Cyprus;

WHEREAS, the Company is undertaking an underwritten initial public offering (the “IPO”) of its Ordinary Shares (as defined below);

WHEREAS, in connection with the consummation by the Company of the IPO, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations with respect to their ownership of Shares after consummation of the IPO;

NOW, THEREFORE, in consideration of the foregoing, and the mutual rights and obligations set forth below, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“ADSs” means those certain American depositary shares, each representing one Ordinary Share.

“Affiliate” means with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person, including in the case of Highworld, any investment funds which have directly or directly invested in Highworld and the Affiliates of such investment funds. The term “control” as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Articles” means the Articles of Association of the Company, as in effect from time to time.

“Board” means the board of directors of the Company.

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“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, Moscow, Nicosia, Tortola or London are authorized or obligated by Law or executive order to close.

“Chairman” means chairman of the Board of the Company.

“Company” means Headhunter Group PLC, a public limited company incorporated under the laws of the Republic of Cyprus.

“Coordination Committee” has the meaning set forth in Section 3.1(a)

“Highworld Director Number” has the meaning set forth in Section 2.1(a)(i)(A).

“IPO” has the meaning set forth in the Recitals.

“Law” with respect to any Person, means (a) all provisions of all laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any governmental authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject and (b) all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

“NASDAQ” means the National Association of Securities Dealers Automated Quotation System (and any successor thereto).

“Ordinary Shares” means the ordinary shares of the Company, nominal value EUR 0.002 per share.

“Organizational Documents” means the organizational documents of any entity;

“Ownership Percentage” means the percentage obtained by dividing (a) the number of Shares held by such Shareholder and (b) the total number of Shares outstanding.

“Permitted Transferee” means an Affiliate of any Shareholder.

“Person” means an individual, a company, a partnership, an association, a limited liability company, a Government Entity, a trust or other entity or organization.

“Policies” means the corporate and governance policies approved by the Board at or around the time of the IPO.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of or around the date of this Agreement, by and among the Company, Highworld and ELQ VIII.

“Shareholders” has the meaning set forth in the Preamble.

“Shares” means the issued and outstanding Ordinary Shares of the Company from time to time (or ADSs representing interests in the ordinary shares of the Company).

“Transfer” means any direct or indirect transfer, sale, exchange, assignment, distribution, pledge, encumbrance, hypothecation or other disposition of Shares, or any legal or beneficial interest therein, in whole or in part, including the grant of an option or other right or the grant of any interest that would result in the transferor no longer having the economic consequences of ownership in, or the power to vote, or cause to be voted, in whole or in part, any Shares, whether voluntarily or involuntarily, including by gift, by contract, by way of merger (forward or reverse) or similar transaction, by operation of Law or otherwise.

“Underwriter” means any of those underwriters listed on the front cover page of the Form F-1, initially filed on March 30, 2018.

ARTICLE II

CORPORATE GOVERNANCE AND VOTING

Section 2.1. Corporate Governance Principles. The Parties agree that:

(a) The Board shall consist of the number of directors as provided in the Articles of the Company from time to time. Each of the Shareholders agrees to vote all of its Ordinary Shares on matters subject to the vote of such Shareholder to take all other necessary or desirable actions within its control (whether in such Shareholder’s capacity as a Shareholder or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), so that:

(i) At any time when the Shareholders’ Ownership Percentage in the aggregate is equal to or greater than 35%, and the Shareholders do not own an equal amount of Shares, the Shareholders shall have the right to nominate five (5) directors in the aggregate as follows:

(A) Highworld shall have the right to nominate the number of directors equal to the product of (x) (i) the number of Shares owned by Highworld divided by (ii) the total number of Shares held by the Shareholders in the aggregate, multiplied by (y) five. The product resulting from the preceding sentence shall be rounded to the nearest whole number, such whole number to be the number of directors that Highworld shall have the right to nominate (the “Highworld Director Number”).

(B) ELQ VIII shall have the right to nominate the number of directors equal to (x) five minus (y) the Highworld Director Number.

(ii) At any time when the Shareholders’ Ownership Percentage in the aggregate is equal to or greater than 35%, and the Shareholders own an equal amount of Shares, the Shareholders shall have the right to nominate five (5) directors in the aggregate as follows:

(A) Highworld shall have the right to nominate three (3) directors.

(B) ELQ VIII shall have the right to nominate two (2) directors.

(iii) Notwithstanding anything provided in Section 2.1(a)(i) or Section 2.1(a)(ii), so long as Highworld’s Ownership Percentage is greater than or equal to 7%, Highworld shall have the right to nominate one (1) director, who shall be the Chairman.

(iv) Notwithstanding anything provided in Section 2.1(a)(i) or Section 2.1(a)(ii), so long as ELQ VIII’s Ownership Percentage is greater than or equal to 7%, ELQ VIII shall have the right to nominate one (1) director, and the number of directors which Highworld is entitled to nominate shall be reduced accordingly.

(b) When voting for the election of directors, Highworld and ELQ VIII shall vote in favor of each other’s nominees for appointment as directors.

Section 2.2. Limitation on Amendment of Policies and Articles.

(a) For so long as the Shareholders’ Ownership Percentage in the aggregate is equal to or greater than 35%, Highworld and ELQ VIII shall use all reasonable endeavors to maintain the Company’s existing Policies (as amended from time to time for compliance with applicable laws and regulations), save to the extent both Highworld and ELQ VIII both agree to any such amendment.

ARTICLE III

TRANSFER OF SHARES

Section 3.1. Coordination Committee.

(a) The Shareholders shall create a coordination committee (the “Coordination Committee”), which shall not be a committee of the Board, and such committee will be maintained until the earlier of (i) three (3) years following the date of the consummation of the IPO or (ii) the date on which either Shareholder’s Ownership Percentage falls below 7%.

(b) The Shareholders each shall have the right to designate one representative (who may, but need not, be a director of the Company) to participate on the Coordination Committee, and shall be permitted to remove and replace such designee from time to time.

(c) Prior to effecting any Transfer of Shares, a Shareholder shall give written notice to the Coordination Committee of its intent to Transfer Shares, including the number of Shares and the intended plan of distribution. Upon receiving notice that a Shareholder intends to effect a Transfer of Shares, the Coordination Committee will have ten (10) days to respond to such notice, and the Coordination Committee shall meet and respond to the notice in accordance with the provisions herein.

(d) Upon receiving approval to effect a Transfer of Shares from the Coordination Committee, a Shareholder will be permitted, but not obligated, to effect such Transfer or commence the execution of the Shareholder’s registration rights under the Registration Rights Agreement within thirty (30) days of reception of such approval.

(e) Any Transfer of Shares by a Shareholder must be approved by all members of the Coordination Committee, it being understood that in connection with such approval each member shall act reasonably.

(f) Notwithstanding the foregoing, either Shareholder may Transfer any Shares, without the approval of the Coordination Committee, but following the discussion of the Coordination Committee, if such Transfer (A) is to an Permitted Transferee or (B) (i) does not result in Highworld’s Ownership Percentage (along with its Permitted Transferees) falling below 21% plus one Share; (ii) does not result in ELQ VIII’s Ownership Percentage (along with its Permitted Transferees) falling below 14% plus one Share; (iii) occurs at least twelve (12) months after the date of the closing of the IPO; and (iv) is effected through an underwritten public offering that is underwritten by an Underwriter participating in the IPO.

(g) When either Shareholder proposes a Transfer pursuant to this Section 3.1, the other Shareholder will have the right to effect a Transfer on the same terms as such proposed Transfer. Such other Shareholder shall provide notice of their intent to effect such Transfer, such notice to include the number of Shares to be Transferred and the intended plan of distribution, within ten (10) days of the Coordination Committee’s receipt of the notice provided for in Section 3.1(c). If the Shareholders are advised in writing in good faith by any managing underwriter of the Company’s securities being offered in a public offering pursuant to a registration statement that the amount to be sold by the Shareholders (collectively, “Selling Shareholders”) is greater than the amount which can be offered without adversely affecting the offering, the Shareholders shall reduce the amount offered for the accounts of the Selling Shareholders to a number deemed satisfactory by such managing underwriter; provided however, that Shares sought to be included by the holders thereof shall be reduced on a pro rata basis (based upon the Ownership Percentage of such Shareholders).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1. Representations and Warranties of the Shareholders. Each Shareholder, severally and not jointly, hereby represents and warrants to the Company and each other Shareholder that on the date hereof:

(a) Such Shareholder has full power and authority to execute and deliver this Agreement and perform its obligations under this Agreement.

(b) This Agreement has been duly authorized, executed and delivered by such Shareholder and constitutes a valid and legally binding agreement of such Shareholder, enforceable according to its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles where applicable.

(c) Neither the execution and delivery of this Agreement by such Shareholder nor the performance by such Shareholder of its obligations under this Agreement, will (a) violate the Organizational Documents of such Shareholder or (b) violate or result in a breach of or constitute a default under any Law to which such Shareholder is subject.

ARTICLE V

MISCELLANEOUS

Section 5.1. Notices. All notices, demands, requests and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) sent by facsimile or email to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if sent by facsimile or email before 5:00 p.m. London time on a Business Day, and otherwise on the next Business Day, or (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid) to the following addresses:

if to Highworld, to:

Attention of: Yury Titarenko, Director

## ###### ######, ################ ########,

### #####, #### ########, ######, ###### ###### ###

Tel +### ## ######

Fax +### ## ######

#######@##.###

With copies to:

Stelios Haralambous

### #####, # ######## ###., #########, #### #######, ######

Tel/Fax: +### ## ######

#######.##########@#########.###

and

Sullivan & Cromwell LLP

125 Broad Street

Attention: Marc Treviño

Telecopy No.: (###) ###-####

Email address: trevinom@sullcrom.com

If to ELQ VIII, to:

ELQ Investors VIII Ltd

Peterborough Court

133 Fleet Street

London EC4A 2BB

United Kingdom

Attention: Jim Wiltshire

Telecopy No.: (+##) #### ### ####

Email Address: ###.#########@##.###

With copies to:

Sullivan & Cromwell LLP

125 Broad Street

Attention: Marc Treviño

Telecopy No.: (###) ###-####

Email address: trevinom@sullcrom.com

in each case, or such other address as a Party may subsequently provide to the other Parties in writing.

Section 5.2. Amendment. No amendment of any provision of this Agreement shall be effective unless made in writing and signed by a duly authorized representative of each of the parties hereto.

Section 5.3. No Assignment or Benefit to Third Parties. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. Except as permitted in ARTICLE III, in which case the Party may assign all rights and delegate all obligations hereunder to such Permitted Transferee, no Party may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other Parties. No Person who is not a Party to this Agreement has any right to enforce or to enjoy the benefit of any terms of this Agreement by virtue of the Contracts (Rights of Third Parties) Act of 1999 or otherwise.

Section 5.4. No Partnership or Agency. Nothing in this Agreement is intended to, or shall be deemed to, establish any partnership or joint venture between any of the parties, constitute any Party the agent of another Party, nor authorize any Party to make or enter into any commitments for or on behalf of any other Party.

Section 5.5. Further Assurance. Each of the Parties shall, at their own expense from time to time on request, do or procure the doing, of all acts and/or the execution of all documents in a form satisfactory to the other Party which the other Party may reasonably consider necessary for the giving full effect to this Agreement.

Section 5.6. Remedies and Waivers. No failure on the part of a Party to exercise and no delay in exercising, and no course of dealing with respect to, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy under this agreement prevent any other or further exercise or the exercise of any other right or remedy. The rights or remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

Section 5.7. Costs. Each Party shall pay its own costs in connection with the negotiation, preparation, execution and performance of this agreement.

Section 5.8. Entire Agreement. This Agreement and the Registration Rights Agreement constitute the entire agreement among the parties and contain all of the agreements among the parties with respect to the subject matter hereof as of the date of this Agreement and supersede all prior agreements, undertakings and negotiations (in each case, both oral and written) among the parties concerning the subject matter hereof. Failure by any party hereto to enforce any covenant, duty, agreement, term or condition of this Agreement, or to exercise any right hereunder, shall not be construed as thereafter waiving such covenant, duty, term, condition or right; and in no event shall any course of dealing, custom or usage of trade modify, alter or supplement any term of this Agreement.

Section 5.9. Conflict With Articles. If, in connection with the relationship between the parties, a conflict exists between the interpretation of the Articles and the Agreement, this Agreement will prevail.

Section 5.10. Governing Law; Jurisdiction.

(a) This Agreement, and all claims or causes of action including any non-contractual claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the Laws of England and Wales.

Section 5.11. Arbitration. Any dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, or the transactions contemplated herein, or the breach, termination or validity thereof may be referred to and finally resolved by arbitration under the Arbitration Rules of the London Court of International Arbitration (“LCIA”) (the “Rules”), which Rules are deemed to be incorporated by reference in this Section 6.6. The number of arbitrators shall be three (3), and the parties in such arbitration shall each nominate one (1) arbitrator. The third arbitrator, who will act as chairman of the arbitral tribunal, will be appointed by the President of the LCIA having taken into account any agreement on the arbitrator to be appointed as chairman of the arbitral tribunal reached by the two Party-nominated or appointed arbitrators, such agreement to be within fourteen (14) days of the appointment of the last party nominated or appointed arbitrator. The legal place of arbitration shall be London and the language of arbitration shall be English. This arbitration agreement, including its validity and scope, shall be governed by English law. For the avoidance of doubt, the parties acknowledge and agree that the party bringing any dispute, controversy or claim may bring (i) arbitration under this Section 6.6 or (ii) a dispute under Section 6.5 hereof.

Section 5.12. Specific Performance. Each of the Parties acknowledges that the other Parties may have no adequate remedy at law if such Party fails to perform its respective obligations under this Agreement. In such event, each of the Parties shall have the right, in addition to any other rights each Party may have, to seek specific performance of the obligation of the other Party. Each Party agrees that it will not take any action to impede the other Parties’ efforts to enforce such right of specific performance.

Section 5.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

Section 5.14. Severability. Each provision of this Agreement shall be considered separable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future Law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement that are valid, enforceable and legal.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

ELQ INVESTORS VIII LIMITED

By:	/s/ William Gasson
Name: William Gasson
Title: Managing Director

HIGHWORLD INVESTMENTS LIMITED

By:	/s/ Yury Titarenko
Name: Yury Titarenko
Title: Director

[Signature Page to Shareholders’ Agreement]